Registration No. 333-

     ~As filed with the Securities and Exchange Commission on April 6, 1999


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    Form S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                         HEARST-ARGYLE TELEVISION, INC.
             (Exact name of registrant as specified in its charter)

          Delaware                                         74-2717523
(State or other jurisdiction of                         (I.R.S. Employer
 incorporation or organization)                      Identification Number)

 -------------------------                            --------------------
      888 Seventh Avenue                                       10106
      New York, New York                                     (Zip Code)
(Address of principal executive offices)


                         HEARST-ARGYLE TELEVISION, INC.
                        1998 EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the plan)

                                 DEAN H. BLYTHE
                  Senior Vice President--Corporate Development,
                          Secretary and General Counsel
                         Hearst-Argyle Television, Inc.
                               888 Seventh Avenue
                            New York, New York 10106
                                 (212) 649-2000
                      (Name, address and telephone number,
                   including area code, of agent for service)

                                 With a copy to:
                              STEVEN A. HOBBS, ESQ.
                            BONNIE A. BARSAMIAN, ESQ.
                               Rogers & Wells LLP
                                 200 Park Avenue
                            New York, New York 10166
                                 (212) 878-8000


                         CALCULATION OF REGISTRATION FEE

=========================================== =================== ================== =========================== ====================
                                                               Proposed Maximum        Proposed Maximum
                                               Amount to be      Offering Price        Aggregate Offering            Amount of
   Title of Securities to be Registered       Registered(1)       Per Share(2)               Price              Registration Fee(2)

=========================================== =================== ================== =========================== ====================

Series A Common Stock, par value $.01           5,000,000            $24.75             $123,750,000.00             $34,405.00
=========================================== =================== ================== =========================== ====================

        (1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), the number of shares being registered shall be adjusted to include any additional shares which may become issuable as a result of stock splits, stock dividends, or similar transactions in accordance with provisions of the plan.
        (2) Estimated, pursuant to Rule 457(h), on the basis of the average of the high and the low prices of the Company's Series A Common Stock reported on the New York Stock Exchange on April 1, 1999.

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

        The information specified by Item 1 and Item 2 of Part I of Form S-8 is omitted from this filing in accordance with the provisions of Rule 428 under the Securities Act and the introductory Note to Part I of Form S-8.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

        We incorporate by reference into this Registration Statement the following documents filed with the Securities and Exchange Commission under the File Number 1-14776:

        1. Our Annual Report on Form 10-K for the year ended December 31, 1998;

        2. Our Current Report on Form 8-K filed December 16, 1998, as amended by the Form 8-K/A filed on January 26, 1999 and the Form 8-K/A filed on February 10, 1999; our Current Report on Form 8-K filed January 20, 1999; and our Current Report on Form 8-K filed on March 26, 1999;

        3. The description of our Series A Common Stock contained in the Company's Registration Statement on Form 8-A/A filed on July 14, 1998; and

        4. All other reports filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act since December 31, 1998.

        When we file documents in accordance with Section 13(a), 13(c), 14 and 15(d) of the Exchange Act between the date of this Registration Statement and the time we file a post-effective amendment to the Registration Statement saying all the securities which are the subject of that Registration Statement have been sold or deregistering any securities which have not been sold, the documents we file will be incorporated into this Registration Statement and will be a part of it beginning on the date the documents are filed. If any documents which we file changes anything said in this Registration Statement or in an earlier document which is incorporated into this Registration Statement, the later document will modify or supersede what is said in this Registration Statement or the earlier document.

        You may request a copy of these filings at no cost, other than exhibits to those documents which are not specifically incorporated by reference, by writing or telephoning us at the following address:

                            Dean H. Blythe, Secretary
                         Hearst-Argyle Television, Inc.
                               888 Seventh Avenue
                            New York, New York 10106
                                 (212) 649-2000
Item 4.  Description of Securities

         Not applicable.

Item 5.  Interests of Named Experts and Counsel

         Not applicable

Item 6.  Indemnification of Directors and Officers

                  Subsection (a) of Section 145 of the Delaware General Corporation Law (the "DGCL") empowers a corporation to indemnify any director or officer, or former director or officer, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding provided that such director or officer acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, provided that such director or officer had no reasonable cause to believe his or her conduct was unlawful.

                  Subsection (b) of Section 145 of the DGCL empowers a corporation to indemnify any director or officer, or former director or officer, who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorney's fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit provided that such director or officer acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such director or officer shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action was brought shall determine that despite the adjudication of liability such director or officer is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.

                  Section 145 of the DGCL further provides that to the extent a present or former director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and
(b) or in the defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith; that indemnification provided for in Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that the corporation shall have power to purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him or her or incurred by him or her in any such capacity or arising out of his or her status as such whether or not the corporation would have the power to indemnify him or her against such liabilities under Section 145.

                  Article Seven of the Hearst-Argyle Amended and Restated Certificate of Incorporation provides that Hearst-Argyle shall indemnify to the fullest extent permitted by the DGCL any and all of its directors and officers, or former directors and officers, or any person who may have served at Hearst-Argyle's request as a director or officer of another corporation, partnership, limited liability company, joint venture, trust or other entity or enterprise.

                  Article Eight of the Hearst-Argyle Amended and Restated Certificate of Incorporation provides that, to the fullest extent permitted by the DGCL, a director or former director of Hearst-Argyle shall not be personally liable to Hearst-Argyle or its stockholders for monetary damages for breach of fiduciary duty as a director.

                  Hearst-Argyle maintains liability insurance insuring its officers and directors against liabilities that they may incur in such capacities, including liabilities arising under the Federal securities laws other than liabilities arising out of the filing of a registration statement with the Securities and Exchange Commission.

Item 7.  Exemption from Registration Claimed

        Not applicable.

Item 8.  Exhibits

         4.1     --   Amended and Restated  Certificate of  Incorporation  of
                      the Company  (incorporated  by  reference to Appendix C of the Company's Registration Statement on Form S-4 (File No.
                      333-32487))
         4.2     --   Amended and  Restated  Bylaws of the Company
                      (incorporated  by  reference  to  Exhibit 3.2  of the
                      Company's Registration Statement on Form S-4 (File
                      No. 333-72207))
         4.3     --   Specimen of stock  certificate for the Company's Series
                      A Common Stock, $.01 par value per share  (incorporated by reference to Exhibit 4.3 of the Company's Form 8-A/A dated
                      September 5, 1997)
         5.1     --   Opinion of Rogers & Wells LLP
         23.1    --   Consent of Rogers & Wells LLP (set forth in Exhibit 5.1)
         23.2         Consent of PricewaterhouseCoopers, LLP
         23.3    --   Consent of Deloitte & Touche LLP
         23.4    --   Consent of Deloitte & Touche LLP
         24.1    --   Power of Attorney (set forth on first signature page
                      hereof)
         99.1    --   Hearst-Argyle Television, Inc. 1998 Employee Stock
                      Purchase Plan


        Item 9.  Undertakings

        (a)       The undersigned registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                   (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the"Act");

                   (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

                   (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

               provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) shall not apply to information contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that are incorporated by reference in this Registration Statement.

        (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of the employee benefit plan's annual report pursuant to section 15(d) or the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 5th day of April, 1999.



                                    HEARST-ARGYLE TELEVISION, INC.


                                    By:/s/ Bob Marbut
                                       -------------------------
                                       Bob Marbut
                                       Chairman of the Board and
                                       Co-Chief Executive Officer


                                POWER OF ATTORNEY

        KNOW ALL MEN AND WOMEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Bob Marbut, Harry T. Hawks and Dean H. Blythe, and each of them, such individual's true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such individual and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 and any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and any and all applications and other documents in connection therewith, with the Securities and Exchange Commission and any state or other securities authority, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.



             Signature                                  Title                            Date



/s/ Bob Marbut                       Chairman of the Board and
-----------------------              Co-Chief Executive Officer                    April 5, 1999
    Bob Marbut                       (Principal Executive Officer)


                                     President and Co-Chief
/s/ John G. Conomikes                Executive Officer
-----------------------              (Principal Executive Officer)                 April 5, 1999
    John G. Conomikes

                                     Executive Vice President,
/s/ David J. Barrett                 Chief Operating Officer and
-----------------------              Director                                      April 5, 1999
    David J. Barrett

                                     Chief Financial Officer,
/s/ Harry T. Hawks                   Senior Vice President and
-----------------------              Principal Financial Officer                   April 5, 1999
    Harry T. Hawks


/s/ Teresa Lopez                     Vice President and Controller
-----------------------              (Principal Accounting Officer)                April 5, 1999
    Teresa Lopez


/s/ Frank A. Bennack, Jr.
-----------------------              Director                                      April 5, 1999
    Frank A. Bennack, Jr.


/s/ Victor F. Ganzi
-----------------------              Director                                      April 5, 1999
    Victor F. Ganzi


/s/ George R. Hearst, Jr.
-----------------------              Director                                      April 5, 1999
    George R. Hearst, Jr.


/s/ William R. Hearst III
-----------------------              Director                                      April 5, 1999
    William R. Hearst III


/s/ Gilbert C. Maurer
-----------------------              Director                                      April 5, 1999
    Gilbert C. Maurer


/s/ David Pulver
-----------------------              Director                                      April 5, 1999
    David Pulver


/s/ Virginia H. Randt
-----------------------              Director                                      April 5, 1999
    Virginia H. Randt


/s/ Caroline L. Williams
-----------------------              Director                                      April 5, 1999
    Caroline  L. Williams

                                  EXHIBIT INDEX


      Exhibit No.                  Description

         4.1     --   Amended and Restated  Certificate of  Incorporation  of
                      the Company  (incorporated  by  reference to Appendix C of the Company's Registration Statement on Form S-4 (File No.
                      333-32487))
         4.2     --   Amended and  Restated  Bylaws of the Company
                      (incorporated by reference to Exhibit 3.2 of the Company's
                      Registration Statement on Form S-4 (File No. 333-72207))
         4.3     --   Specimen of stock  certificate for the Company's Series
                      A Common Stock, $.01 par value per share  (incorporated by reference to Exhibit 4.3 of the Company's Form 8-A/A dated
                      September 5, 1997)
         5.1     --   Opinion of Rogers & Wells LLP
         23.1    --   Consent of Rogers & Wells LLP (set forth in Exhibit 5.1)
         23.2         Consent of PricewaterhouseCoopers, LLP
         23.3    --   Consent of Deloitte & Touche LLP
         23.4    --   Consent of Deloitte & Touche LLP
         24.1    --   Power of Attorney (set forth on first signature page
                      hereof)
         99.1    --   Hearst-Argyle Television, Inc. 1998 Employee Stock
                      Purchase Plan